EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports First-Quarter Financial Results
Strong Global Demand for New Roomba i7/i7+ Robots Continues

BEDFORD, Mass., April 23, 2019 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended March 30, 2019.

“We are off to the strong start we expected in 2019. First-quarter revenue grew 9% over Q1 2018. Domestic sell-through was strong, and demand for i7/i7+ exceeded our expectations despite the price increase we implemented on January 1st in the United States. Overseas, the launches of Roomba i7/i7+ in EMEA, Japan and China were very successful. Strong global demand for these products, coupled with the launch of two new products in the second quarter, are expected to drive Q2 revenue growth in the high teens year-over-year,” said Colin Angle, chairman and chief executive officer of iRobot.

“Given our Q1 results and our outlook for the rest of the year, we are reaffirming our 2019 full-year revenue and operating income expectations. We are increasing our full-year expectations for earnings per share to reflect the $0.14 favorable tax impact we recorded in Q1 that was previously un-forecasted. We anticipate full-year 2019 revenue of $1.28 to $1.31 billion, which is year-over-year growth of 17-20%, operating income of $108 to $118 million, and EPS of $3.15 to $3.40.

“I am very excited about the year ahead. We expect our global business to deliver strong financial performance that will fund our ability to reinforce our core product leadership in the RVC category, expand and diversify our product portfolio, widen our competitive moat through technological differentiation protected by our IP portfolio, and broaden our manufacturing and supply chain outside China."

Financial Results

•	Revenue for the first quarter of 2019 was $237.7 million, compared with $217.1 million for the first quarter of 2018.

•
GAAP operating income in the first quarter of 2019 was $22.3 million, compared with $25.4 million in the first quarter of 2018. Non-GAAP operating income in the first quarter of 2019 was $33.1 million, compared with $38.8 million in the first quarter of 2018.

•
Quarterly GAAP earnings per share were $0.78, compared with earnings per share of $0.71 in the first quarter of 2018. In Q1 2019, earnings per share included $0.14 of tax benefit relating primarily to stock compensation accounting, compared with a $0.05 tax benefit in Q1 2018. Quarterly non-GAAP earnings per share were $0.96 in 2019, compared with $1.04 in the first quarter of 2018.

Business Highlights

•	We delivered year-over-year Q1 quarterly revenue growth across all major regions.

•	First-quarter revenue grew 7% in the U.S. and 12% internationally over Q1 2018.

•	Our investments in R&D continue as planned, and our two new product introductions are on schedule for launch in the second quarter.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 28, 2019.

Fiscal Year 2019:	Current	Previous
Revenue	$1.28 - $1.31 billion	$1.28 - $1.31 billion
Operating Income	$108 - $118 million	$108 - $118 million
Earnings Per Share (before discrete items)	$3.15 - $3.40	$3.00 - $3.25

First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter of 2019, business outlook, and outlook for fiscal year 2019 financial performance.
Pertinent details include:

Date:	Wednesday, April 24, 2019
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	9766025

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/events/event-details/q1-2019-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 1, and can be accessed by dialing 404-537-3406, passcode 9766025.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 25 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; growth and investment strategy; demand for robots; new product introductions; broadening manufacturing and supply chain capabilities; and anticipated revenue, operating income and earnings per share for the fiscal year ending December 28, 2019. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 30, 2019	March 31, 2018
Revenue	$237,661	$217,068
Cost of revenue:
Cost of product revenue	115,038	96,501
Amortization of acquired intangible assets	3,077	4,782
Total cost of revenue	118,115	101,283
Gross profit	119,546	115,785
Operating expenses:
Research and development	35,269	32,945
Selling and marketing	38,836	31,329
General and administrative	22,907	25,833
Amortization of acquired intangible assets	271	273
Total operating expenses	97,283	90,380
Operating income	22,263	25,405
Other income, net	1,280	519
Income before income taxes	23,543	25,924
Income tax expense	1,023	5,523
Net income	$22,520	$20,401

Net income per share:
Basic	$0.81	$0.73
Diluted	$0.78	$0.71

Number of shares used in per share calculations:
Basic	27,863	27,988
Diluted	28,763	28,923

Stock-based compensation included in above figures:
Cost of revenue	$378	$341
Research and development	2,379	1,689
Selling and marketing	802	738
General and administrative	3,305	3,178
Total	$6,864	$5,946

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 30, 2019	December 29, 2018
Assets
Cash and cash equivalents	$173,094	$130,373
Short term investments	27,363	31,605
Accounts receivable, net	54,496	162,166
Inventory	181,128	164,633
Other current assets	30,526	25,660
Total current assets	466,607	514,437
Property and equipment, net	66,616	57,026
Operating lease right-of-use assets	51,418	—
Deferred tax assets	32,921	36,979
Goodwill	117,546	118,896
Intangible assets, net	20,689	24,273
Other assets	23,305	15,350
Total assets	$779,102	$766,961

Liabilities and stockholders' equity
Accounts payable	$84,690	$136,742
Accrued expenses	54,869	71,259
Deferred revenue and customer advances	5,267	5,756
Total current liabilities	144,826	213,757
Operating lease liabilities	59,805	—
Deferred tax liabilities	3,296	4,005
Other long-term liabilities	8,552	13,877
Total long-term liabilities	71,653	17,882
Total liabilities	216,479	231,639
Stockholders' equity	562,623	535,322
Total liabilities and stockholders' equity	$779,102	$766,961

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$22,520	$20,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,724	8,716
Stock-based compensation	6,864	5,946
Deferred income taxes, net	1,739	(3,061)
Other	1,542	1,514
Changes in operating assets and liabilities — (use) source
Accounts receivable	106,561	73,642
Inventory	(16,863)	(4,223)
Prepaid and other current assets	(2,913)	(6,114)
Accounts payable	(52,744)	(46,461)
Accrued expenses and other liabilities	(22,727)	(20,570)
Net cash provided by operating activities	52,703	29,790

Cash flows from investing activities:
Additions of property and equipment	(6,004)	(8,717)
Change in other assets	(1,977)	379
Purchases of investments	—	(6,438)
Sales and maturities of investments	2,380	3,500
Net cash used in investing activities	(5,601)	(11,276)

Cash flows from financing activities:
Proceeds from employee stock plans	2,563	399
Income tax withholding payment associated with restricted stock vesting	(7,212)	(3,478)
Net cash used in financing activities	(4,649)	(3,079)

Effect of exchange rate changes on cash and cash equivalents	268	431
Net increase in cash and cash equivalents	42,721	15,866
Cash and cash equivalents, at beginning of period	130,373	128,635
Cash and cash equivalents, at end of period	$173,094	$144,501

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 30, 2019	March 31, 2018
Revenue: *
Consumer	$237,661	$217,068

Domestic	$114,065	$106,862
International	$123,596	$110,206

Gross margin	50.3%	53.3%

Consumer units shipped*	876	815
Vacuum	764	712
Mopping	112	103

Consumer revenue**	$238	$217
Vacuum***	$221	$201
Mopping***	$17	$16

Average gross selling prices for robot units - Consumer	$321	$309

Days sales outstanding	21	29

Days in inventory	140	101

Headcount	1,072	954

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. We also provide a non-GAAP financial measure of Adjusted EBITDA, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfall benefits. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.
Adjusted EBITDA:  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense.  Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

iRobot Corporation
Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the three months ended
	March 30, 2019	March 31, 2018
GAAP Net Income	$22,520	$20,401

Interest income, net	(848)	(299)
Income tax expense	1,023	5,523
Depreciation	5,376	3,661
Amortization of acquired intangible assets	3,348	5,055

EBITDA	31,419	34,341

Stock-based compensation	6,864	5,946
Net merger, acquisition and divestiture (income) expense	152	(141)
IP litigation expense, net	469	2,571

Adjusted EBITDA	$38,904	$42,717
Adjusted EBITDA as a % of revenue	16.4%	19.7%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 30, 2019	March 31, 2018
GAAP Revenue	$237,661	$217,068

GAAP Gross Profit	119,546	115,785
Amortization of acquired intangible assets	3,077	4,782
Stock-based compensation	378	341
Non-GAAP Gross Profit	$123,001	$120,908

GAAP Operating Income	$22,263	$25,405
Amortization of acquired intangible assets	3,348	5,055
Stock-based compensation	6,864	5,946
Net merger, acquisition and divestiture (income) expense	152	(141)
IP litigation expense, net	469	2,571
Non-GAAP Operating Income	$33,096	$38,836

GAAP Income Tax Expense	$1,023	$5,523
Tax effect of non-GAAP adjustments	1,824	3,340
Other tax adjustments	4,067	712
Non-GAAP Income Tax Expense	$6,914	$9,575

GAAP Net Income	$22,520	$20,401
Amortization of acquired intangible assets	3,348	5,055
Stock-based compensation	6,864	5,946
Net merger, acquisition and divestiture (income) expense	152	(141)
IP litigation expense, net	469	2,571
(Gain)/loss on strategic investments	57	281
Income tax effect	(5,891)	(4,052)
Non-GAAP Net Income	$27,519	$30,061

GAAP Net Income Per Diluted Share	$0.78	$0.71
Amortization of acquired intangible assets	0.12	0.17
Stock-based compensation	0.24	0.20
Net merger, acquisition and divestiture (income) expense	—	—
IP litigation expense, net	0.02	0.09
(Gain)/loss on strategic investments	—	0.01
Income tax effect	(0.20)	(0.14)
Non-GAAP Net Income Per Diluted Share	$0.96	$1.04